UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2018

Black Creek Industrial REIT IV Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-200594	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
518 Seventeenth Street, 17th Floor
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.    Entry into a Material Definitive Agreement.
Purchase and Sale Agreement for Park 429 Logistics Center
On May 16, 2018, BCI IV Acquisitions LLC, a wholly-owned subsidiary of Black Creek Industrial REIT IV Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with BPG OCOEE 1, LLC (the “Seller”) to acquire a 100% fee interest in two industrial buildings totaling approximately 441,000 square feet on approximately 25.25 acres (the “Park 429 Logistics Center”). The Park 429 Logistics Center is located in the Orlando market and is 95.9% occupied by three customers with a weighted-average remaining lease term (based on square feet) of approximately 8.7 years. Upon consummation of the acquisition, the customer lease agreements are expected to be assigned to and assumed by the Company through wholly-owned subsidiaries. In general, the customers will be responsible for paying directly or reimbursing the landlord for their pro rata share of the real estate taxes, insurance, and repair and maintenance costs of the property.
The total purchase price is expected to be $45,700,000, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Seller is not affiliated with the Company or its affiliates. In connection with the execution of the Agreement, the Company deposited $1,000,000 into an escrow account upon execution of the Agreement. The Company plans to fund this acquisition using proceeds from the Company’s public offering and borrowings from the Company’s corporate line of credit.
The acquisition of the Park 429 Logistics Center is expected to close during the second quarter of 2018. There is no assurance that the Company will be able to purchase the Park 429 Logistics Center on the terms set forth herein. The consummation of the acquisition is subject to the Company’s completion of due diligence and various closing conditions to be met by the parties. If the Company does not close on the acquisition, there are circumstances under which it may forfeit the deposit it has funded.
Forward-Looking Statement
This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisition of the Park 429 Logistics Center) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to satisfy conditions precedent to borrowing funds under its corporate line of credit and complete the acquisition of the Park 429 Logistics Center, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

May 22, 2018	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Managing Director, Chief Financial Officer